I-WEB MEDIA, INC.
Pro Forma Financial Statements
As of September 30, 2010
and
For the Period April 29, 2010 (Inception)
to September 30, 2010

INTRODUCTION

The following pro forma financial statements are intended to show the effect on I-Web Media, Inc. (the Company) of the purchase of certain assets as if those purchases had occurred on the earliest date of the Company’s current fiscal year, April 29, 2010, which is also the date of inception.

The purchases consist of: a) assets related to the Myself® pelvic muscle trainer purchased from New Horizon, Inc. on December 9, 2010; and b) assets related to a novel medical applicator capable of delivering medicants and internal devices in an atraumatic fashion purchased from RWIP, LLC on December 13, 2010.  These transactions are more fully described in the Current Report on Form 8-K filed by the Company on December 15, 2010.

These pro forma financial statements have been prepared utilizing the Company’s historical financial statements and pro forma adjustments as described in the accompanying footnotes.  The pro forma financial statements presented herein are not necessarily indicative of results of operations that would have resulted had the transactions been completed as of April 29, 2010 nor are they necessarily indicative of the results of operations in future periods of the Company. These pro forma statements are, therefore, qualified in their entirety.

I-Web Media, Inc.
PRO FORMA BALANCE SHEET
September 30, 2010
(Unaudited)

	As Reported	Pro Forma Adjustments		Pro Forma

Assets

Current assets:

Cash	$26,774			$26,774

Prepaid expenses	-	27,500	(e)	27,500

Total current assets	26,774			54,274

Intangible assets	-	3,075,000	(a)(b)(c)	3,075,000

Total assets	$26,774			$3,129,274

Liabilities and Stockholders' Equity (Deficit)

Accounts payable	$15,410	168,541	(a)(d)(e)(f)	$183,951

Promissory notes	-	2,125,000	(a)(d)	2,125,000

Total liabilities	15,410			2,308,951

Stockholders' equity (deficit):

Common stock, $0.0001 par value, 100,000,000 shares authorized, 11,125,000 shares issued and outstanding as of September 30, 2010	1,112	400	(b)	1,512

Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of September 30, 2010	-	300	(c)	300

Additional paid-in capital	29,008	949,300	(b)(c)	978,308

Accumulated deficit	(18,756)	(141,041	) (a)(c)(d)(f)	(159,797)

Total stockholders' equity (deficit)	11,364			820,323

Total liabilities and stockholders' equity (deficit)	$26,774			$3,129,274

I-Web Media, Inc.
PRO FORMA STATEMENT OF OPERATIONS
Period from April 29, 2010 (Inception) to September 30, 2010
(Unaudited)

	As Reported	Pro Forma Adjustments		Pro Forma

Revenue	$-			$-

Expenses:

Research and development	-	52,500	(f)	52,500

General and administrative	18,780			18,780

Total expenses	18,780			71,280

Operating loss	(18,780)			(71,280)

Other income (expense):

Other income	24			24

Interest expense	-	(88,541	) (a)(d)	(88,541)

Total other income (expense)	24			(88,517)

Pretax loss	(18,756)			(159,797)

Provision for income taxes	-			-

Net income	$(18,756)			$(159,797)

I-WEB MEDIA, INC.
Pro Forma Financial Statements
As of September 30, 2010
and
For the Period April 29, 2010 (Inception)
to September 30, 2010

FOOTNOTES

1)	Asset Purchases

a)           Myself® Pelvic Muscle Trainer

Effective December 9, 2010, the Company acquired from New Horizon, Inc. (“New Horizon”) the royalty stream owned by New Horizon related to the Myself® pelvic muscle trainer (the “Royalty Stream”).

Consideration for the purchase of this Royalty Stream consists of:

i)
A $2 million promissory note which bears interest at 10%.  Principal is due and payable in six equal installments at the end of each quarter beginning on March 31, 2011 and ending June 30, 2012.  The principal amount outstanding under this note is convertible into the Company’s common stock at the rate of $1.50 per share at anytime at the option of the holder.  Interest is due and payable as of the end of each month beginning December 31, 2010 and may be paid with the Company’s common stock at the rate of $1.00 per share at the option of the Company.

ii)	4 million shares of our common stock; and

iii)
3 million shares of Series B Convertible Preferred Stock to be created by the Company which has certain rights including the ability to convert each share of such preferred stock into five shares of common stock.

Additionally, the Company may be obligated to issue up to an additional 2 million shares of common stock and 1.5 million shares of Series B Convertible Preferred Stock if the average closing price of the Company’s common stock during July 2012 is between $1.33 and $2.00 per share.

b)           Novel Medical Applicator

Effective December 13, 2010, the Company acquired from RWIP, LLC (“RWIP”) a patent application and related rights for a novel medical applicator (the “Technology”) that is capable of delivering medicants and internal devices within the body in an atraumatic fashion (meaning without producing injury or damage).

Consideration for the purchase of the Technology consists of:

i)
A $125,000 promissory note which bears interest at 10%.  Principal and interest is due and payable on February 28, 2011.  Principal and interest amounts outstanding under this note are convertible into the Company’s common stock at the rate of $1.50 per share at anytime at the option of the holder.  Principal and interest amounts outstanding under this note may be paid with the Company’s common stock at the rate of $1.00 per share at the option of the Company.

ii)	A warrant to purchase 150,000 shares of the Company’s common stock at $2.00 per share through December 2014; and

iii)	Royalty payments equal to 20% of the net income derived by the Company related to the Technology.

2)	Commitments

Effective December 13, 2010 and concurrent with the purchase of the Technology described above, the Company entered into a consulting agreement with RWIP for a period of one year wherein RWIP will provide a variety of testing, development, and marketing services in connection with the Technology.  Payments for such services under this agreement are estimated to aggregate $130,000 and will be expensed as incurred.

3)	Pro Forma Adjustments

The cost basis for the purchase of the Royalty Stream and the Technology as described above consists of promissory notes and securities issued by the Company.

Since there is a very limited market for the securities of the Company, for purposes of these pro forma financial statements the value of the common and preferred restricted shares issued in connection with these transactions were determined to be $0.05 and $0.25, respectively, based upon the amount paid in cash for securities of the Company on November 4, 2010.  On that date, as described in a Current Report on Form 8-K filed by the Company on November 5, 2010, an entity controlled by one of the Company’s directors purchased 2,000,000 shares of a yet-to-be-created Series A Convertible Preferred Stock for $100,000, or $0.05 per share, with each share of Series A Convertible Preferred Stock convertible into one share of common stock.  Therefore, for purposes of the pro forma statements, the common shares are valued at $0.05 per share.  One of the asset acquisition transactions involved shares of a yet-to-be-created Series B Convertible Preferred Stock, each of which is convertible into five shares of common stock.  Therefore, for purposes of the pro forma statements, shares of the Series B Convertible Preferred Stock are valued at $0.25 per share.

The warrants issued in one of the asset acquisition transactions are deemed to be of de minimis value based upon a Black Scholes calculation.  Therefore, no value has been ascribed to them and, consequently, there is no pro forma adjustment related to them.

No pro forma adjustment has been recorded for amortization of the Royalty Stream or the Technology intangible assets as they have yet to generate revenue for the Company.  For the same reason, no pro forma revenue has been shown.

Pro forma adjustments consist of the following

a)	Issuance of a $2 million 10% promissory note and accrual of $83,333 of interest for the period from April 29, 2010 to September 30, 2010.

b)	Issuance of 4 million shares of common stock with a value of $0.05 per share.

c)	Issuance of 3 million shares of Series B Convertible Preferred Stock with a value of $0.25 per share.

d)	Issuance of a $125,000 10% promissory note and accrual of $5,208 of interest for the period from April 29, 2010 to September 30, 2010.

e)	Recording a $27,500 retainer in accordance with terms of a consulting agreement for the development of the novel medical applicator technology.

f)
Recording $52,500 in minimum payments for services for the period from April 29, 2010 to September 30, 2010 in accordance with terms of a consulting agreement for the development of the novel medical applicator technology.

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